Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 of U.S. Geothermal Inc. of our report dated February 16, 2009 relating to the financial statements of Raft River Energy I, LLC, which appears in U.S. Geothermal Inc.'s Annual Report on Form 10-K (Amendment No.1) for the year ended March 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Portland, Oregon
January 11, 2010